EXHIBIT  23.2     CONSENT  OF  PERELLA  &  ASSOCIATES,  P.A.

May 30, 2003

To the Board of Directors of
Xenicent, Inc.
18 Brookmont Drive
Wilbraham, Massachusetts 01095

Gentlemen:

We hereby consent to the use of our audit report of Xenicent, Inc. for the year ended December 31, 2002 in the Form S-8 of Xenicent, Inc. dated May 30, 2003.

/s/ Perrella & Associates, P.A.
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Perrella & Associates, P.A.